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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Keystone Property Trust
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Maryland                                        84-1246585
----------------------------------------             ------------------
(State of Incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)

200 Four Falls Corporate Center, Suite 208, West Conshohocken, PA      19428
-----------------------------------------------------------------     ----------
           (Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                  Name of each exchange on which
            to be so registered                  each class is to be registered
            -------------------                  ------------------------------
   Common Shares of Beneficial Interest,         New York Stock Exchange
   Par Value $.001 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /_/

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1. Description of Registrant's Securities to be Registered
------- -------------------------------------------------------

        We incorporate the description of the securities to be registered by reference to our Registration Statement (No. 333-58971) on Form S-3 as amended by Post-Effective Amendment No. 1, dated October 15, 1999 and the related prospectus dated April 23, 2001 as amended by the prospectus supplement dated April 24, 2001 each in the form in which it was first filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 2. Exhibits
------- --------

        None.


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        KEYSTONE PROPERTY TRUST


                                        By: /s/ Saul A. Behar
                                            ------------------------------
                                            Saul A. Behar
                                            Senior Vice President and Secretary

Dated: May 2, 2001